As filed with the Securities and Exchange Commission on May 6, 2020

Registration No. 333-38729
Registration No. 333-86620
Registration No. 333-138165

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-38729)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-86620)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-138165)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ENCORE WIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2274963 (I.R.S. Employer Identification No.)

1329 Millwood Road McKinney, Texas (Address of Principal Executive Offices)	75069 (Zip Code)
ENCORE WIRE CORPORATION 1999 STOCK OPTION PLAN
ENCORE WIRE CORPORATION 1989 STOCK OPTION PLAN
(Full title of the plan)

Bret J. Eckert
Vice President-Finance, Chief Financial Officer, Treasurer and Secretary
Encore Wire Corporation
1329 Millwood Road,
McKinney, Texas 75069
(Name and address of agent for service)

(972) 562-9473
(Telephone number, including area code, of agent for service)

Copy to:

Jesse E. Betts
Thompson & Knight LLP
One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, TX 75201
(214) 969-1700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”) are being filed to deregister unsold shares of common stock, par value $.01 per share (“Common Stock”) of Encore Wire Corporation (the “Registrant” or the “Corporation”) under the Registration Statement on Form S-8 filed by the Registrant (File No. 333-38729) (the “1989 Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) pertaining to the registration of 150,000 shares of Common Stock offered under the 1989 Stock Option Plan of Encore Wire Corporation (the “1989 Plan”) and under the Registration Statements on Form S-8 filed by the Registrant (File Nos. 333-86620 and 333-138165) (the “1999 Registration Statements” and collectively with the 1989 Registration Statements, the “Registration Statements”) with the Commission pertaining to the registration of 1,200,000 shares of Common Stock offered under the 1999 Stock Option Plan of Encore Wire Corporation (the “1999 Plan” and collectively with the 1989 Plan, the “Plans”).

The Registrant has terminated any and all offerings of its Common Stock pursuant to the Registration Statements and is no longer issuing Common Stock under the Plans covered by the Registration Statements. Accordingly, pursuant to the undertaking contained in the Registration Statements, the Registrant hereby terminates the effectiveness of the Registration Statements and deregisters any Common Stock that had been reserved for issuance under the Plans covered by the Registrations Statements and registered under the Registration Statements that remain unsold or unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas, on May 5, 2020.

ENCORE WIRE CORPORATION

By:	/s/ Daniel L. Jones
Daniel L. Jones
Chairman, President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ DANIEL L. JONES	Chairman, President and Chief Financial Officer (Principal Executive Officer)	May 5, 2020
Daniel L. Jones

/s/ BRET J. ECKERT	Vice President-Finance, Treasurer, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2020
Bret J. Eckert

/s/ GINA A. NORRIS	Director	May 5, 2020
Gina A. Norris

/s/ GREGORY J. FISHER	Director	May 5, 2020
Gregory J. Fisher

/s/ WILLIAM R. THOMAS	Director	May 5, 2020
William R. Thomas

/s/ SCOTT D. WEAVER	Director	May 5, 2020
Scott D. Weaver

/s/ JOHN H. WILSON	Lead Independent Director	May 5, 2020
John H. Wilson